Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of May ____, 2026 (the “Effective Date”), is by and between XCF Global, Inc., a Delaware corporation (the “Company”), and [__] (“Buyer”).

RECITALS

A. Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 13,333,340 shares of Common Stock of the Company (the “Shares”), for an aggregate equity investment equal to $2,000,001.

B. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Buyer (the “Parties”) hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES.

(a) Purchase of Shares. On the Effective Date, upon delivery and execution of this Agreement by both parties hereto, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company 13,333,340 Shares.

(b) Closing. The closing (the “Closing”) of the purchase of the Shares by the Buyer shall take place by electronic exchange of executed documents.

(c) Purchase Price. The aggregate purchase price for the Shares to be purchased by Buyer (the “Purchase Price”) shall be Two Million and One Dollars ($2,000,001). All references to currency herein shall be deemed to refer to United States Dollars.

(d) Form of Payment. On the Effective Date, (i) Buyer shall pay the Purchase Price to the Company by wire transfer of immediately available funds to such account as designated by the Company in Exhibit A attached hereto, and (ii) the Company shall deliver or cause to be delivered to Buyer notification(s) produced by the direct registration system maintained by the Company’s transfer agent evidencing ownership of the Shares and registered in the name of Buyer or its nominee designated by the Buyer.

(e) Registration Rights. The Company shall register the resale of the Shares by the Buyer with U.S. Securities and Exchange Commission either (i) in connection with the Form S-4 registration statement the Company intends to file in connection with its recently announced Business Combination Agreement with Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”) and DevvStream Corp., an Alberta corporation (“DEVS”), or (ii) if such registration statement is not available for the registration of the resale of the Shares, concurrently with registration of the resale of the 100,000,000 shares of common stock the Company has sold to EEME Energy SPV I LLC (“EEME”) and to Buyer pursuant to the term sheet dated January 26, 2026 between EEME, the Company, Southern and DEVS and the Securities Purchase Agreement between the Company and Buyer dated April 15, 2026.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company that, as of the Effective Date:

(a) Organization; Authority. Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

(b) No Public Sale or Distribution. Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, Buyer does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(d) Reliance on Exemptions. Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(e) Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the Shares involves a high degree of risk and hereby acknowledges reviewing the Company’s Risk Factors set forth in its Annual Report on Form 10-K for the year ended December 31, 2025. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

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(f) No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) Transfer or Resale. Buyer understands that: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Buyer shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Buyer provides the Company with reasonable assurance that such securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) and will contain standard transfer restrictions.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, liquidation or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(i) No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Buyer is a party, or (iii) result in a violation of any Law (including U.S. federal and state securities laws) applicable to Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations hereunder.

(j) Residency. Buyer is a resident of that jurisdiction specified below its address on the signature page of Buyer attached hereto.

(k) Independent Evaluation. Buyer confirms and agrees that (i) it has independently evaluated the merits of its decision to purchase the Shares, (ii) it has not relied on the advice of, or any representations by any placement agent or any affiliate thereof or any of their respective representatives in making such decision.

(l) Acknowledgement of Risk. Buyer acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation, (i) the Company remains an early stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Shares; (ii) an investment in the Company is speculative, and only purchasers who can afford the loss of their entire investment should consider investing in the Company and the Shares; (iii) Buyer may not be able to liquidate its investment; (iv) transferability of the Shares is limited; (v) in the event of a disposition of the Shares, Buyer could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Shares since inception and does not anticipate the payment of dividends in the foreseeable future.

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3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that, as of the Effective Date and as of the Effective Time (except as to any representations and warranties that specifically relate to an earlier date):

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Delaware, and has the requisite corporate power and capacity to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company’s subsidiaries is duly incorporated or organized, as the case may be, and validly existing and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties

(b) The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable.

(c) This Agreement has been duly authorized, validly executed and delivered by the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity. The Company has all requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement, including the issuance and sale of the Shares. All action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Shares, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, has been taken.

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(d) A copy of each form, report, statement, schedule, proxy and other document filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or prior to the Effective Date (collectively, the “SEC Reports”) is available to Buyer (including via the SEC’s EDGAR system). As of their respective filing dates, all SEC Reports complied in all material respects with the requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act (except to the extent that information contained in any SEC Report has been superseded by a later timely filed SEC Report) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, as applicable, comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or, if amended, as of the date of such amendment, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject to (i) in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP), and (ii) changes to historical accounting policies of the Company in connection with any order, directive, guideline, comment or recommendation from the SEC that is applicable to the Company. There are no outstanding or unresolved comments in comment letters from the staff of the SEC with respect to any of the SEC Reports. For the avoidance of doubt, any restatement of the financial statements of the Company and any amendments to previously filed SEC Reports or delays in filing SEC Reports, in connection with any guidance from the SEC following the date of this Agreement, shall not be deemed to constitute a breach of this Section 3(d). Additionally, for avoidance of doubt, any amendment or modification of any SEC Report (or any agreement filed as an exhibit to any SEC Report) from its initial filing date in a subsequent filing shall not be deemed to constitute a breach of this Section 3(d).

(e) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any Law (including U.S. federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(f) Assuming the accuracy of Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act is required for the sale and issuance of the Shares. The Shares (i) were not offered to Buyer by any form of general solicitation or general advertising and (ii) are not being offered to Buyer in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state or other applicable securities laws.

4.	MISCELLANEOUS.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail) so long as the sender has not received machine-generated notice of unsuccessful transmission other than as a result of actions taken by or on behalf of the recipient, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Buyer: Rear No 2 Glenthorne Road, London, N11 3HT, United Kingdom

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If to the Company: 2500 City West Blvd, Suite 150-13, Houston, TX 77042

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Parties, and any assignment without such consent shall be null and void; provided, that the no such assignment shall relieve the assigning Party of its obligations hereunder.

(c) Third Parties. Unless otherwise specified, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party or thereto or a successor or permitted assign of such a Party

(e) Governing Law; Jurisdiction. The Law of the State of Delaware shall govern (a) all claims or matters related to or arising from this Agreement (including any tort or non-contractual claims), and (b) any questions, disputes or other matters in connection with the construction, interpretation, validity and enforceability hereof, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice-of-law or conflict-of-law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the Proceeding shall be heard and determined in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other courts.

(f) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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(g) Severability. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Law. In case any provision in this Agreement shall be held invalid, illegal or unenforceable by a court of competent jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h) Amendment and Waiver. This Agreement may, at any time and from time to time be amended by mutual written agreement of the Parties. No waiver by any Party of any default, breach of representation or warranty or breach of covenant hereunder, whether intentional or not, shall be deemed to extend to any other, prior or subsequent default or breach or affect in any way any rights arising by virtue of any other, prior or subsequent such occurrence.

(i) Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether written or oral, relating to such subject matter in any way. This Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and no Person has any special relationship with another Person that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arm’s-length transaction.

(j) Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature pages follow]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be signed and delivered as of the date first written above.

XCF Global Inc.

By:
Name:
Title:

[BUYER]

By:
Name:
Title:

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT